Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sussex Bancorp

Rockaway, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-20645) and Form S-8 (Nos. 333-130944,  333-122045 and 333-20603) of Sussex Bancorp of our report dated March 20, 2015, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 20, 2015